CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Barringer Technologies, Inc.
Murray Hill, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 12, 1997, relating to the consolidated financial statements and schedule of Barringer Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.




/s/BDO SEIDMAN, LLP
__________________________
   BDO SEIDMAN, LLP


Woodbridge, New Jersey
September 5, 1997